SCHEDULE 14A
(Rule 14a-1O1)
INFORMATlON REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934 (Amendment No.     )
Filed by the registrant X
Filed by a party other than the registrant
Check the appropriate box:
X       Preliminary proxy statement
	Definitive proxy statement
	Definitive additional materials
	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

							SCI SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

					SCI SYSTEMS, INC.
	(Name of Person(s) Filing Prox)' Statement)
Payment of filing fee (Check the appropriate box):

x       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-60)(2).
	(DEPOSITED TO LOCK BOX AS UNRESTRICTED FUNDS)
	$500 per each party to the controversy pursuant to Exchange Act
	Rule 14a-6(i) (3).

							Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
							and 0-11.

	(1)     Title of each class of securities to which transaction applies:

	(2)     Aggregate number of securities to which transactions applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)     Proposed maximum aggregate value of transaction:


		Check box if any part of the fee is offset as provided by Exchange
		Act Rule 0-11(a) (2)and identify the filing for which the offsetting
		fee was paid previously. Identify the previous filing by
		registration statement number, or the form or schedule and the date
		of its filing.

	(1)     Amount previously paid:


	(2)     Form, schedule or registration statement no.:


	(3)     Filing party:


	(4)     Date filed:





Set forth the amount on which the filing ree is calculated and state bow it was determined.





																															SCI SYSTEMS, INC.


																				NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

																									TO BE HELD OCTOBER 27, 1995


To the Shareholders of SCI Systems, Inc.:

		Notice is hereby given that the 1995 annual meeting of shareholders of
SCI Systems, Inc., a Delaware corporation, will be held at XX:XX A.M.,
Eastern Daylight Savings Time, on Friday, October 27, 1995, at The
Ritz-Carlton Hotel (Buckhead), 3434 Peachtree Street, N.E., Atlanta,
Georgia 30326, for the following purposes:


							(1)     to elect three Class II Directors to serve for a term of
															three years;

							(2)     to act upon a proposal to amend the Company's Second
															Restated Certificate of Incorporation to increase
															the number of shares of the Company's authorized Common
															Stock (par value $.10) from 50 million to 100 million;


							(3)     to act upon a proposal to ratify the selection of Ernst
															& Young LLP as auditors for the fiscal year ending June 30,
															1996; and


							(4)     to transact such other business as may properly come before
															the meeting and any adjournment or postponement thereof.


		The Board of Directors has fixed the close of business on September 18,
1995 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment or post-
ponement thereof.

		It is important that your shares be represented and voted at the meeting.
Accordingly, you are requested to please date, sign, and mail the enclosed proxy as promptly as possible. Thank you for your cooperation.

																															By order of the Board of Directors,


																															Michael M. Sullivan
																															Secretary

Huntsville, Alabama
September XX, 1995

Please sign, date and promptly mail the enclosed white proxy card in the postage paid envelope provided.




																														SCI SYSTEMS, INC.

																							c/o SCI Systems (Alabama), Inc.
																															P.O. Box 1000
																									Huntsville, Alabama 35807


																															PROXY STATEMENT


			This Statement is furnished in connection with the solicitation by the Board of Directors of SCI Systems, Inc. (the ``Board'' and the
``Company'') of proxies to be voted at the annual meeting of shareholders of the Company to be held at XX:XX A.M., Eastern Daylight
Savings Time, on Friday, October 27, 1995, at The Ritz-Carlton Hotel
(Buckhead), 3434 Peachtree Street, N.E., Atlanta, Georgia 30326, and at
any and all adjournments or postponements of such meeting (the ``Meeting'').
If the enclosed form of proxy is executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholders, and if specifications are not made, it will be voted for election of the director nominees named herein, for approval of the Proposal to amend the Company's Second Restated Certificate of Incorporation to
increase the number of shares of the Company's authorized Common Stock
(par value $.10) (the ``Common Stock'') from fifty million to 100 million, and for ratification of the selection of auditors, as described in this
Proxy Statement. If other matters are proper presented at the Meeting, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.
		Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy, or a duly executed proxy bearing a later date. Proxies also may be revoked by any shareholder present at the Meeting who expresses a desire to vote his or her shares in person. A majority of the shareholders entitled to vote must be present in person, or represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the
Company to additional expense. When a quorum is present at any meeting, an affirmative vote of a majority of the number of shares of stock present or represented by proxy at the Meeting and entitled to vote shall decide any question brought before the Meeting. However, directors shall be elected by an affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, and the proposed amendment to the Company's Second Restated Certificate of Incorporation
must be approved by the holders of a majority of the number of shares outstanding and entitled to vote on the proposed amendment. Abstentions will have the effect of negative votes with respect to any matter presented at the Meeting, other than election of directors, while broker non-votes will have no effect on any matter presented. If authority to vote for one or more of the director nominees is withheld on a proxy card, no vote will be cast with respect to the shares indicated on that proxy card and the outcome of the election will not be affected.
		The Notice of the Meeting, this Proxy Statement, and the form of proxy were first mailed to shareholders on or about September XX, 1995.


																														VOTING SECURITIES


		At the close of business on September 18, 1995, the record date for determining shareholders entitled to notice and to vote at the Meeting, there were outstanding XX,XXX,XXX shares of Common Stock of the Company.
each share is entitled to one vote.
		The following table sets forth certain information concerning each person known to the Board to be a beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock as of December 31, 1994 (the ownership of the Directors and executive officers of the Company being included elsewhere herein).



Name and Address                   Amount Beneficially         Percent of
of Beneficial Owner                       Owned                Class (1)


FMR Corporation                    3,554,700 (1)                12.2%
82 Devonshire Street,
Boston, Massachusetts
02109-3614

State of Wisconsin                 1,933,000 (1)                16.6%
Investment Board
P.O. Box 7842,
Madison, Wisconsin 53707

The Capital Group                  1,586,490 (1) (2)             5.4%
Companies, Inc.
333 South Hope Street,
Los Angeles, California 90071



(1)     According to a Schedule 13G (``Schedule 13G''), filed pursuant to the
								Securities Exchange Act of 1934 and dated February 11, 1994.

(2)     Capital Research and Management Company, a registered investment
								adviser, and an operating subsidiary of the Capital Group Companies,
								Inc., exercised as of December 31, 1994, investment discretion with
								respect to 1,586,490 shares which were owned by various institutional
								investors. Said subsidiary has no power to direct the vote of the
								above shares.




Ownership of Equity Securities in the Company

		The following table sets forth information regarding beneficial ownership of the Company's Common Stock of each director, the Named
Executive Officers and the directors and executive officers of the Company as a group as of September 18, 1995.



																							Aggegate Number of Shares   Percentage of
Name                   Beneficially Owned          Outstanding Shares
-------------------    -------------------------   ------------------
Olin B. King           1,176,038 (1)                    4.0
A. Eugene Sapp, Jr.      226,551 (1)                     *
Howard H. Callaway        77,000 (3)                     *
Jerry F. Thomas           47,576 (2)                     *
David F. Jenkins          38,516 (4)                     *
Peter M. Scheffler         7,342 (2)                     *
G. Robert Tod              3,520 (1)                     *
William E. Fruhan          3,500 (1)                     *
Jackie M. Ward             2,585 (1)                     *
Joseph C. Moquin           1,000 (1)                     *
Wayne Shortridge           1,000 (1)                     *
All Directors and
Executive Officers
as a group
(15 persons)           1,734,625 (5)                    5.9

*     Indicates less than 1% of issued and outstanding shares of Common Stock
						of the Company.


(1)     Includes 210,900 and 157,200 shares not presently owned by Messrs.
								King and Sapp, respectively, but which are subject to stock options
								exercisable within 60 days after September 18, 1995.

(2)     Includes 46,025 and 7,200 shares not presently owned by Messrs.
								Thomas and Scheffler but which are subject to stock options
								exercisable within 60 days after September 18, 1995.

(3)     Includes 1,500 shares owned by Mr. Callaway's spouse and 15,500
								shares owned of record by the Howard H. Callaway Foundation, Inc.
								Mr. Callaway is an officer and Trustee of the Foundation and, as
								such, shares voting and investment powers with respect to the shares
								owned by the Foundation. Nothing in this paragraph should be
								construed as an admission by Mr. Callaway of beneficial ownership of
								the shares owned by his spouse.

(4)     Shares indicated are shares subject to stock options exercisable
								within 60 days after September 18, 1995.

(5)     Includes 601,772 shares not presently owned but which are subject to
								stock options exercisable within 60 days after September 18, 1995.




																					PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Board of Directors

		In accordance with the Company's Second and Restated Certificate of
Incorporation, the Board is divided into three classes, with each class consisting, as nearly as possible, of one third of the total number of directors fixed by the Board. The Company's Bylaws provide that the number of directors shall be not less than three (3) and not more than eleven (11), and that the exact size of the Board may be fixed from time to time by the Board. The Board has fixed the number of directors at eight, with two directors in Class I, three in Class II, and three in
Class III. Board members serve three-year terms. The terms are staggered to provide for election of one class each year.  Class II directors are to be elected at the Meeting.  The Board has nominated Jackie M. Ward,
Wayne Shortridge and William E. Fruhan for re-election as Class II directors. It is intended that the proxies will be voted for the re-election of the three nominees to serve as directors of the Company for a term of three years and until their respective successors are elected and qualified. The proxies cannot be voted for a greater number of persons than the number of nominees named herein. In the event any of the nominees refuses or is unable to serve as a director (which is not now anticipated), the person(s) acting as proxies reserve full discretion to vote for such other persons as may be nominated.

Information About Director Nominees and Continuing Directors

		Based upon information supplied by them, the table below sets forth for each director nominee and continuing director their name, age, positions with the Company, principal occupation and business experience for the last five years, and prior service as a director of the Company.


																											Positions with the Company            Director
Name and Age                and Principal Occupation              Since
------------               --------------------------            ---------
Class II Directors
(Term expiring in 1998)
-----------------------


Jackie M. Ward (1)(2)     Chief Executive Officer,                  1992
(57)                      Computer Generation Incorporated,
																										Atlanta, Ga.,
																										a provider of turn-key telecommunications
																										systems products and data process-
																										ing services to U.S. and International
																										markets, 1968 to present.

Wayne Shortridge (1)(3)   Partner, Paul, Hastings,                  1992
(57)                      Janofsky & Walker,
																										January 1994 to present;
																										Partner, Powell, Goldstein,
																										Frazer & Murphy,
																										Atlanta, Ga., 1968 to January 1994.


William E. Fruhan (1)(3)  The Thomas D. Casserly, Jr.               1992
																										Professor of Business Administration,
(52)                      Harvard University,
																										Graduate School of Business,
																										Cambridge, Mass., 1979 to present.







																																		Positions with the Company        Director
Name and Age                      and Principal Occupation           Since
------------                      --------------------------        ---------

Class III Director Nominees
(Term expiring in 1996)
--------------------------


G. Robert Tod (2)(3)              President and                      1981
																																		Chief Operating Officer,
																																		CML Group, Inc.,
																																		Acton, Massachusetts,
																																		a specialty marketing company,
																																		since 1969.


A. Eugene Sapp, Jr. (1)(4)        President and                      1981
(59)                              Chief Operating Officer
																																		of SCI Systems, Inc.


Joseph C. Moquin (2)(4)           Retired; Chief Executive Officer,  1992
(71)                              Teledyne Brown Engineering,
																																		1985 to 1990; Interim President,
																																		University of Alabama in Huntsville,
																																		September 1990 to July 1991.


Class I Director Nominees
(Term expiring in 1997)
-------------------------


Olin B. King (4)                  Chairman of the Board and          1961
(61)                              Chief Executive Officer
																																		of SCI Systems, Inc.


Howard H. Callaway (2)(3)        President, Crested Butte            1976
(68)                             Mountain Resort, Inc.,
																																	Crested Butte, Colorado,1976
																																	a resort complex, since 1979;
																																	CEO and President, Callaway Garden
																																	Resort, Inc., a resort complex,
																																	since January 1994.


--------------------------------------------
(1)     Member of the Investment Committee
(2)     Member of the Compensation Committee
(3)     Member of the Audit Committee
(4)     Member of the Executive Committee


		Certain of the continuing directors and director nominees also serve as directors of other publicly held companies as follows: Mr. Callaway,
CML Group, Inc.; Mr. King, Regions Financial Corporation; Mr. Sapp,
Irvine Sensors Corp. and VBand Corporation; Mr. Tod, EG&G, Inc. and
CML Group, Inc.; Dr. Fruhan, Prudential Institutional Fund; and Ms. Ward,
TRIGON Blue Cross Blue Shield and NationsBank Corporation.


Meetings and Committees

		The Board has standing Executive, Investment, Compensation, and Audit
Committees. The Board does not have a standing Nominating Committee, as the Executive Committee acts as such.
		During the 1995 fiscal year the Board met four times; the Executive
Committee met five times; the Investment Committee met four times; the Audit
Committee met three times; and the Compensation Committee met twice.
		Consisting entirely of outside directors, the Audit Committee is responsible for reviewing the Company's financial statements, evaluating the Company's internal financial controls and procedures, and coordinating and approving the activities of the Company's auditors.
		Consisting entirely of outside directors, the Compensation Committee is responsible for setting compensation guidelines for executives of the
Company, establishing their salaries, reviewing and approving incentive compensation plans and bonus awards, and reporting all of the foregoing to the outside members of the Board for approval.
		The Executive Committee functions with substantially all of the powers and duties of the Board; however, this Committee does not have authority to approve mergers, amend the Certificate of Incorporation or Bylaws, or dispose of substantially all of the Company's assets. The Executive Committee also functions as the nominating committee of the Company, and will consider proposed directorship nominations if recommended by shareholders in writing to the Secretary of the Company.
		The Investment Committee is responsible for reviewing and directing the investment funds of the Company and of each employee benefit trust established by the Company.
		For fiscal 1995 the six outside directors were paid an annual fee of
$10,000 plus $750 per Board meeting attended and $375 per committee meeting attended, except that, in addition to the annual fee and Board Meeting fee,
Mr. Moquin is paid $150 per hour for Executive Committee meetings and for other work done for the Company as requested. In 1995 Mr. Moquin was paid
$1,650 for attendance at Executive Committee meetings only.
		The following Directors elected to receive a portion of their 1995 annual director's fees in stock options pursuant to the Company's 1994 Stock Option
Incentive Plan in the amounts shown: Mr. Callaway, 970 options; Mr. Tod,
242 options; and Ms. Ward, 485 options. No Director exercised stock options in 1995. The Compensation Committee of the Board is reviewing additional alternatives to allow Board members to tie their compensation even more closely to Company performance.


The Board of Directors recommends a vote ``FOR'' the re-election of the director nominees named above.








PROPOSAL 2-PROPOSAL TO AMEND SECOND RESTATED CERTIFICATE OF INCORPORATION


		The Company's Second Restated Certificate of Incorporation presently provides that the Company is authorized to issue 50,000,000 shares of
Common Stock and 500,000 shares of preferred stock, without par value.
The Board of Directors has recommended that the authorized Common Stock of the Company be increased from 50,000,000 to 100,000,000 shares. The additional shares of Common Stock for which authorization is sought would be a part of the Company's existing class of Common Stick and, if and when issued, would have the same rights and privileges as the shares of
Common Stock now outstanding.
		As of September 18, 1995, there were XXXXXXX shares of Common Stock issued and outstanding and 29,683 shares of Common Stock held as treasury stock. An aggregate of 2,229,600 shares are subject to issuance under the Company's stock option plans.
The Board recommends the increase in authorized Common Stock to enable the Company to have additional shares available for possible issuance in connection with such general corporate purposes as stock splits and stock dividends, the issuance of shares for cash to raise equity capital, conversions of convertible securities, or in connection with business acquisitions or stock option plans or other employee benefit plans which may be adopted in the future. The Board believes that additional authorized
Common Stock will give the Company greater flexibility and may allow shares of Common Stock to be issued without the expense and delay of a shareholders'
meeting to authorize additional shares if and when the need arises.
		If the proposed amendment is adopted, the Company would be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law, by a securities exchange or association on which the Common Stick is listed or quoted at the time, or by the Second Restated Certificate of Incorporation. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of the
Company's Common Stock.
		The Company has no current plans, agreements or arrangements for the issuance of additional Common Stock, other than the purchase of shares pursuant to its stock option plans. However, the additional authorized shares would be available for issuance (subject to further shareholder approval only as noted above) at such times and for such proper corporate purposes at the Board of Directors may approve, including possible future financing and acquistion transactions. Depending upon the nature and terms thereof, while the Board has no present plans in this regard, such transactions could enable the Board to render more difficult, or discourage an attempt, to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company.
Furthermore, many companies have recently issued warrants or other rights to acquire additional shares to holders of common stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals. If Proposal
2 is adopted, more Common Stock of the Company would be available for such purposes than is currently available. Management currently knows of no intent or plan on the part of any persons or entity to gain control of the Company and Proposal 2 is not being recommended in response to any such intent or plan.
		If Proposal 2 is adopted, the Second Restated Certificate of Incorporation of SCI Systems, Inc., as in force and effect on the date of this proxy statement will be amended by deleting Section (a) of Article FOURTH in its entirety and by substituting in lieu thereof the following:
								``FOURTH. (a) The aggregate number of shares which the
								corporation shall have the authority to issue is One
								Hundred Million (100,000,000) shares of common stock of
								the par value of ten cents ($.10) per share (herinafter
								called the ``Common Stock'') and Five Hundred Thousand
								(500,000) shares of preferred stock without par value
								(herinafter called the ``Preferred Stock'').  At every
								meeting of the stockholders, every holder of stock of
								the corporation, be it Common Stock or Preferred Stock,
								shall be entitled to one vote, in person or by proxy,
								for each share of Common Stock or Preferred Stock standing
								in his name on the books of the corporation. The Common
								Stock and the Preferred Stock shall vote together as one
								class unless otherwise expressly required by law.''


		The Board of Directors recommends a vote ``FOR'' the proposal to amend
Article FOURTH, section (a) of the Second Restated Certificate of
Incorporation.


												PROPOSAL 3-RATIFICATION OF SELECTION OF AUDITORS


			Ernst & Young LLP has served as independent certified public accountant for the Company since 1961 and has been selected by the Board of Directors to audit the books and records of the Company for the fiscal year ending
June 30, 1996. If the shareholders do not ratify this selection, the selection of another firm will be considered by the Board. The Audit Committee of the Board is of the opinion that the retention of the services of Ernst &
Young LLP is in the best interests of the Company. A representative of the firm is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.


The Board of Directors recommends a vote ``FOR'' ratification of Ernst & Young LLP as Auditors for fiscal year 1996.


																										EXECUTIVE OFFICERS

		Officers of the Company are elected by the Board annually and serve at the pleasure of the Board. Information concerning certain of the executive officers of the Company is contained in the following Summary Compensation
Table and other tables set forth in this Proxy Statement.
		Messrs. Olin B. King and A. Eugene Sapp, Jr. are officers of SCI Systems,
Inc. and of one or more of its subsidiaries; all other executive officers are officers of one or more Company subsidiaries.
		Messrs. King and Sapp have held various positions with the Company since
1961 and 1962, respectively, and have been Chairman and CEO, and President and COO, respectively, since prior to 1990.
		Mr. Richard A. Holloway, age 53, joined the Company in April 1986 as Senior
Vice President, Government Division.
		Mr. Jeffrey L. Nesbitt, age 44, joined the Company in 1985 as Plant Manager and was promoted to Vice President in 1987 and to Senior Vice President,
Commercial Division, Eastern Region, in 1991.
		Mr. David F. Jenkins, age 58, joined the Company in 1990 as Vice President and was promoted to Senior Vice President, Commercial Division, Western
Region, in 1991. Prior to 1990 Mr. Jenkins served in several managerial positions with the Unisys Corporation.
		Mr. Alexander A.C. Wilson, age 58, joined the Company as Senior Vice
President, Commercial Division, European Region, in October 1993. From 1992
to September 1993 Mr. Wilson served as Director, Personal Computer
Manufacturing and Distribution, International Business Machines Corporation.
From 1978 through 1992 Mr. Wilson held increasingly responsible management postions with International Business Machines Corporation.
		Mr. Jerry F. Thomas, age 54, has held various positions with the Company since 1963. In 1987 he was named Vice President, Government Division; in July
1992 he was named Vice President, Commercial Division, Central Region; and in
September 1993 he was promoted to Senior Vice President, Commercial Division,
Central Region.
		Mr. Peter M. Scheffler, age 44, joined the Company as Senior Vice President,
Commercial Division, Asian Region, in January 1994. From June 1993 to January
1994 Mr. Scheffler was Senior Director of Worldwide Manufacturing for Apple
Computer, Inc. From 1988 through June 1993 Mr. Scheffler held a variety of management positions with Apple Computer, Inc.


EXECUTIVE COMPENSATION


		SEC regulations require disclosure to shareholders of executive compensation in prescribed formats. The required information is comprised of a Summary
Compensation Table, additional tables which provide further details of stock options and similar forms of compensation, a report on executive compensation from the Compensation Committee of the Board of Directors, and a five year stock performance graph.


Compensation Summary

		The following table summarizes for the last three completed fiscal years the compensation of the Chief Executive Officer and the four most highly compensated executive officers (``Named Executive Officers'') of the Company whose salary and bonus exceeded $100,000 for the year ended June 30, 1995.




																									Summary Compensation Table
																												Annual Compensation



																																																																																							Long Term
																																																																																							Compensation
																																																																																							------------

Name and                                                           Total               Securities        All Other
Principal                                                          Annual              Underlying        Compensation
Position                Year       Salary($)      Bonus ($)        Compensation($)     Options (#)       ($) <F3>
---------               ----       ---------      ---------        ---------------     -----------       ------------
Olin B. King,           1995        464,709        452,000<F1>     916,709             40,000            16,596
Chairman & CEO          1994        399,573        211,613         611,186             40,000            14,385
																								1993        348,694        265,590         614,284             30,000            12,553

A. Eugene Sapp, Jr.,    1995        358,309        294,000<F1>     652,309             28,000            12,444
President & COO         1994        308,800        137,548         446,348             28,000            11,117
																								1993        275,331        172,634         447,965             20,000             9,912

David F. Jenkins,       1995        182,282        139,000<F1>     321,282             12,000             3,281
Senior Vice President,  1994        160,004        71,338          231,342             12,000             2,898
Commercial Division,    1993        144,946        118,790         263,736             18,000             2,609
Western Region

Jerry F. Thomas,        1995        161,371        96,000<F1>      257,371             12,000             5,809
Senior Vice President,  1994        139,962        66,825          206,787             10,000             5,039
Commercial Division,    1993        132,769        35,495          168,264             18,000             4,780
Central Region

Peter M. Scheffler,     1995        189,510        66,000<F1>      255,510             18,000            76,049<F4>
Senior Vice President,  1994         70,673(b)     22,479<F2>      193,152             10,000            46,784<F4>
Commercial Division
Asian Region



<F1> The 1995 bonus is a good faith estimate of the amount payable when final calculations are completed and approved
					by the Board of Directors.
<F2> Represents partial salary and bonus for the year Mr. Scheffler joined the Company.
<F3> Amounts represent the Company's contributions to Profit Sharing Plans, which Plans are available to all eligible
					employees.
<F4> Amounts represent contributions of $1,654 in 1995 to the Company Profit Sharing Plans with the remainder
					representing foreign living and car allowances.



Stock Option Grants in Last Fiscal Year

		Prior to October 28, 1994, the Company granted stock options to executive officers and other key employees pursuant to its Incentive Stock Option and
Non-Qualified Stock Option Plans, and after October 28, 1994 pursuant to its
1994 Stock Option Incentive Plan (the ``1994 Plan''). The Company does not grant Stock Appreciation Rights (SARs). The following table sets forth certain information regarding stock options granted to the Named Executive Officers during fiscal year 1995 under the 1994 Plan.





Individual Grants
-----------------
																																																																																																	Potential Realizable
																									Number of                                                                 Value at Assumed
																									Securities        % of Total                                            Annual Rates of Stock
																									Underlying        Options Granted                                        Price Appreciation
																									Options           to Employees in     Exercise or Base    Expiration        Option Term
Name                     Granted (#)       Fiscal Year         Price ($/SH)        Date          5% ($)     10% ($)
------------------       -----------       -----------------   ----------------    ----------    ------     -------
Olin B. King              40,000             16.00                18.88             10/28/04      474,815   1,203,276
A. Eugene Sapp, Jr.       28,000             11.20                18.88             10/28/04      332,371     842,293
David F. Jenkins          12,000              4.80                18.88             10/28/04      142,443     360,983
Jerry F. Thomas           12,000              4.80                18.88             10/28/04      142,443     360,983
Peter M. Scheffler         8,000              3.20                18.88             10/28/04       94,963     240,655




The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's stock increasing by $15.26 and $39.84, respectively, at the end of the option term.



																		Aggregated Option Exercises in Last Fiscal
																				Year and Fiscal Year-End Option Values

		The following table summarizes options exercised during fiscal year 1995 and presents the value of unexercised options held by the Named Executive
Officers at fiscal year-end under all stock option Plans:



																																																				Nunber Of
																																																				Securities Underlying         Value of Unexercised
																					Shares                         Unexercised Options           In-the-Money Options
																					Acquired         Value         at Fiscal Year End (#)        at Fiscal Year End ($)
Name                 on Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------   --------------   -----------   -----------   -------------   -----------   -------------
Olin B. King           -0-                -0-        257,450         74,000        4,192,269      612,250
A. Eugene Sapp, Jr.    -0-                -0-        163,100         51,200        2,644,995      420,100
David F. Jenkins       -0-                -0-         28,950         21,800          418,650      178,725
Jerry F. Thomas        -0-                -0-         39,825         19,800          605,350      156,525
Peter M. Scheffler     -0-                -0-          5,600         12,400           40,800       85,700




		Supplemental Retirement Plan: The Company's Supplemental Retirement Plan
(``SRP'') is a noncontributory, defined benefit pension plan which provides fixed benefits to members upon their retirement, death or termination of employment after at least 5 years of service with the Company or its subsidiaries. The SRP is sponsored by SCI Systems (Alabama), Inc.
(``SCI Alabama''), a wholly-owned subsidiary of the Company.





		All employees of the Plan Sponsor and its participating affiliates are eligible to participate in the SRP. The SRP provides for a benefit accrual each year for up to 35 years equal to 1% of employee compensation in excess of $10,000 and, as of January 1, 1989, 1/2% of the first $10,000. Employee compensation covered by the SRP is the total compensation that would be subject to Social Security taxes as actually paid to the employee during a calendar year, but excluding supplemental compensation awards, subject to a limitation beginning January 1, 1989. Compensation deferred by members under the Deferred Compensation Plan is not included as part of the employee covered compensation in the year of deferral.
		Based on past years' compensation covered by the SRP, and assuming normal retirement age and a 5.5% annual increase in covered compensation from calendar year 1995 until retirement, estimated annual benefits payable upon retirement to the Named Executive Officers include the following:
Mr. King, $60,632; Mr. Sapp, $54,331; Mr. Jenkins, $23,476; Mr. Thomas,
$31,950 and for Mr. Scheffler, $73,072. These estimated benefits are subject to Internal Revenue Code of 1986 (the ``Code'') 415 maximum benefit limitations. In addition, these benefits do not reflect the maximum limitation on includable employee compensation under Code 401(a)(17) effective for plan years beginning in 1989. The maximum limitation in 1995 is $150,000, subject to cost of living increases as prescribed by the Secretary of the
Treasury.



									COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


		The Compensation Committee of the Company's Board of Directors (the
``Committee'') consists of four Directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive com-
pensation program and policies each year and determines the compensation of the officers. The Committee recommendations of compensation for the Chief
Executive Officer and the other officers are reviewed with and approved by all the nonemployee directors, who constitute a majority of the Board.
		The Committee's overall policy regarding compensation of the Company's officers is to provide generally competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability; that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size and quality; and that support both the short-term and long-term goals of the Company.
		The executive compensation program includes three elements which, taken together, constitute a flexible and balanced method of establishing total compensation for management. These elements are base salary, annual in-
centive awards in the form of annual cash bonuses, and long-term incentive awards in the form of stock option grants.


Base Salaries

		The Committee annually reviews and establishes officer base salaries.
Individual salaries are determined by the Committee's assessment of the individual's experience level, the scope and complexity of the position held, and the salaries being paid for similar positions in the industry based upon the Company's knowledge of competitive salaries in the marketplace.


Annual Incentive Program

		The goal of the annual incentive, or bonus, program is to place a significant portion of the officers' and senior managers' cash compensation at risk to encourage and reward a continued high level of performance each year.  Individual incentive amounts are determined by the Committee generally based upon profitability of the individual's business unit and his or her organizational responsibility.
		The CEO and COO do not participate in the same annual incentive program as the other Company officers. Annual incentive compensation for Messrs. King,
Chairman and CEO, and Sapp, President and COO, are based upon Company profits and have been set for several years at 1% and .65% of the Company's annual net income, respectively.


Long-term Incentive Program
		Stock options are the basis for the Company's long-term incentive program.
The Company's stock option grants generally are made at market value at the date of grant and vest over a four year and a day period. This program links officer compensation to long-term shareholder value and focuses management attention on Company performance over a period longer than one year. Stock options are also granted to encourage and facilitate personal stock ownership by the officers and thus strengthen both their personal commitment to the
Company and their longer term perspective. The Committee's policy is to grant stock option awards annually, based both on individual performance and the potential for the officer to contribute to the future success of the Company.

		The Committee believes that the three programs described above provide compensation that is competitive with the levels paid by other major competitors in the industry, effectively links officer and shareholder interests through equity-based plans, and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged. In this regard, the Committee draws shareholder attention to the Total Annual Compensation for Messrs. King and Sapp, CEO and COO, respectively, for fiscal years 1993,
1994, and 1995. Total Annual Compensation for these officers decreased in fiscal year 1994 and increased in fiscal year 1995, generally tracking the overall performance of the Company during that period.


Chief Executive Officer Compensation

		In determining Mr. King's base salary, annual bonus and stock option grant in fiscal year 1995, the Committee considered both the Company's overall performance and Mr. King's individual performance by the same methods described above for Company officer compensation. The Committee also considered compensation granted to chief executive officers of other companies in similar industries, as well as incentive for future performance.
		The Compensation Committee believes that Mr. King's compensation as Chief
Executive Officer appropriately reflects his performance and, in turn, that of the Company in fiscal year 1995. Company results and Mr. King's individual performance in fiscal year 1995 were, in general, very good. The Company had record revenues, record net income, record bookings and finished the year with record order backlog.
		The Committee does not believe that the compensation of any Company officer is likely to exceed the $1 million threshold limit of Section 162(m) of the
Internal Revenue Code and has not yet sought to structure the performance-
based portion of any of its officers' compensation packages to comply with that Section.
		Submitted by the Compensation Committee of the Company's Board of Directors:

									Howard H. Callaway, Chairman             Joseph C. Moquin
													G. Robert Tod                         Jackie M. Ward


PERFORMANCE GRAPH


		The following graph sets forth a comparison of the cumulative total shareholder return to the Company's shareholders with that of the Dow Jones
Industrial Average (``DJIA'') and the Computer Hardware Subsector of the
Hambrecht & Quist Technology Index (``H&Q Comp Hdw''). Total shareholder return was determined by converting the closing price of a share of SCI
Common Stock at the beginning of the measurement period (June 30, 1990)
to a base amount ($100.00). Cumulative return for each subsequent quarter-end
(assuming reinvestment of all dividends into additional shares) was measured as a change from the closing price at the beginning of the measurement period and plotted. The graph assumes $100.00 was invested on June 30, 1990 in the
Company's Common Stock (``SCIS''), in the DJIA, and in the H&Q Comp Hdw
companies.


																				Comparative Five-Year Total Returns
									SCI Systems, Inc., Dow Jones Industrial Average and Hambrecht
																				& Quist Computer Hardware Subsector
																			(Normalized) Stock Performance Graph

			The following data was used in the hardcopy proxy statement.



Normalized Prices

													SCIS            DJIA            H&Q Hardware
													----            ----            ------------

06/90        100             100               100
09/90         65              85                80
12/90         83              91                88
03/91         80             101               101
06/91         75             101                85
09/91         70             105                91
12/91         65             110                85
03/92         88             112                89
06/92         71             115                90
09/92        115             114                80
12/92        183             115                74
03/93        211             119                73
06/93        173             122                72
09/93        169             123                63
12/93        176             130                77
03/94        160             126                81
06/94        151             126                70
09/94        211             133                84
12/94        180             133                96
03/95        187             144                99
06/95        250             158               123





				COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

		Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (``SEC'')
and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
		Based solely on transactions reported to the Company and review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no forms were required, the Company believes that during the year ended June 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were met, except that Mr. Holloway was one month late in filing one form with the SEC.


GENERAL

		Any shareholder of the Company wishing to submit a proposal at the Company's
1996 annual meeting of shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than XXX X, 1996, and must otherwise comply with the rules of the
Securities and Exchange Commission relating to shareholder proposals.
		The cost of preparing and mailing the proxies, accompanying notices and
Proxy Statements, and all costs in connection with solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mail, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or other electronic methods, or personal interview without additional compensation. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals, the beneficial owners of Common
Stock of the Company, and will reimburse them for their reasonable out of-pocket expenses.
		Management does not know of any other matters to be presented at the
Meeting for action by shareholders. However, if any other matters requiring a vote of the shareholders arise at the Meeting, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.
		If you cannot be present in person, you are requested to please date, sign and mail the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the U.S.


																																By Order of the Board of Directors,

																																----------------------------------------
																																Michael M. Sullivan
																																Secretary

Huntsville, Alabama
September XX, 1995